Exhibit 99.1

News from Aon

Hewitt Associates, Inc. to Merge with Aon Corporation

Transaction Creates Global Leader in Human Capital Solutions

CHICAGO, IL - July 12, 2010 - Aon Corporation (NYSE: AON) and Hewitt Associates, Inc. (NYSE: HEW) announced today that the boards of directors of both companies have approved a definitive agreement under which Hewitt will merge with a subsidiary of Aon. The aggregate consideration is valued at $50 per Hewitt share, which represents a 41% premium to Hewitt’s closing stock price on July 9, 2010, the last trading day prior to the announcement of the agreement. The aggregate fully diluted equity value of the transaction is approximately $4.9 billion, consisting of 50% cash and 50% Aon stock (based on the closing price of Aon common stock on July 9, 2010).

Following the close of the transaction, Aon intends to integrate Hewitt with its existing consulting and outsourcing operations (Aon Consulting) and operate the segment globally under the newly created Aon Hewitt brand. In addition, Russ Fradin, chairman and chief executive officer of Hewitt, will serve as chairman and chief executive officer of Aon Hewitt, reporting to Greg Case, chief executive officer, Aon Corporation.

Hewitt is one of the world’s leading HR consulting and outsourcing companies. Hewitt helps more than 3,000 clients and their employees around the world anticipate and solve their most complex benefits, talent, and related financial challenges through three primary business lines: consulting, benefits outsourcing and HR business process outsourcing. Hewitt, combined with Aon Consulting, will build upon those strengths, creating a global leader in human capital solutions, with diverse product and service capabilities and world-class associates to effectively serve clients’ evolving needs.

“This agreement reflects our ongoing efforts to ensure that Aon’s associates, capabilities and technology remain at the forefront of our industry, providing distinctive client value,” said Case. “As we continue to grow our business, this merger will give us a broader portfolio of innovative products and services focused on what we believe are two of the most important topics in the global economy today – risk and people.”

Case continued, “Aon and Hewitt share a focus on excellence in client service and recognize the importance of talent in our industry. A leading portfolio of client services and strong cultural fit will enable us to quickly realize the benefits of this transaction, and the value added for our clients, our associates and our stockholders.”

“We are extremely excited to join forces with another iconic global brand to form the leading human capital services enterprise,” commented Fradin. “This combination allows us to provide even more services for our clients and greater opportunities for our associates. Aon and Hewitt share a relentless commitment to our clients and to the associates who serve them.”

An integration team led by Greg Besio (chief administrative officer, Aon) will commence planning for a strong transition. The team is comprised of leaders across Aon and Hewitt and includes: Kristi Savacool (senior vice president, Hewitt Large Markets Benefits Outsourcing), Jim Konieczny (president, Hewitt HR Business Process Outsourcing), Yvan Legris (president, Hewitt Consulting) and Kathryn Hayley (co-chief executive officer, Aon Consulting).

Strategic Rationale of the Transaction

Aon believes the combination of Aon and Hewitt creates a global leader in human capital solutions, benefitting clients, associates and stockholders in several ways, including:

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Aon Hewitt revenues of $4.3 billion and 29,000 associates globally. Combined revenues for fiscal year 2009 consist of 49% from consulting services, 40% from benefits outsourcing and 11% from HR business process outsourcing, creating more resources for associates and more opportunities to distinctively serve clients with capabilities in greater than 120 countries around the world;

•	Leading global brand and client service recognition worldwide. Premier Hewitt brand will be leveraged along with Aon’s client recognition for leading employee benefits consulting firm;

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Complementary product and service portfolio across consulting, benefits outsourcing and HR business process outsourcing. Product portfolio will provide for significant cross-sell opportunities including the marketing of Hewitt’s benefits outsourcing and HR business process outsourcing services to Aon’s clients, as well as the marketing of Aon’s industry-leading risk services product portfolio to Hewitt’s clients;

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Diversified presence across large corporate and middle market. The combined client base will provide significant cross-sell opportunities to leverage Hewitt’s predominantly large corporate client base with Aon’s predominantly middle market client base;

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Cost savings and operational efficiencies. The transaction is expected to generate approximately $355 million in annual cost savings across Aon Hewitt in 2013, primarily from reduction in back-office areas, public company costs, management overlap and leverage of technology platforms;

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Expect to achieve an operating margin in Aon Hewitt of 20%. Primarily through anticipated synergies and greater economies of scale, Aon Hewitt expects to deliver improved operational performance and a long-term operating margin of 20%;

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Expect to create $1.5 billion of value creation. Strong cash flow generation of Hewitt, combined with anticipated synergies from the combination, are expected to deliver $1.5 billion of value creation for stockholders on a discounted cash flow basis, after subtracting the purchase price of the transaction.

Estimated EPS Accretion / Dilution

	2011	2012	2013
EPS - GAAP	-8.4%	1.2%	5.8%
EPS - Adjusted¹	1.2%	5.4%	5.8%

¹	Excludes one-time restructuring costs of $249 million ($168 million in 2011 and $81 million in 2012)

Aon expects the transaction to be accretive on a GAAP EPS basis in 2012 and on an Adjusted EPS basis in 2011. Aon expects the transaction to be significantly accretive to cash earnings in 2011. On a risk adjusted basis, the transaction is expected to deliver an improvement of approximately 100 bps to return on invested capital (ROIC) when compared to potential share repurchase over the time-frame of the transaction.

Transaction Summary

Hewitt will merge with a subsidiary of Aon. Hewitt stockholders will be entitled to receive for each share of Hewitt common stock, $25.61 in cash and 0.6362 of a share of Aon common stock. Based on the closing price of Aon common stock on July 9, 2010, the aggregate consideration paid on a fully diluted basis is valued at $50 per Hewitt share. The consideration represents a 41% premium to Hewitt’s closing stock price on July 9, 2010, the last trading day prior to the announcement of the agreement. The definitive agreement also contains an election procedure allowing each Hewitt stockholder to seek all cash or all stock, subject to proration and adjustment.

The aggregate fully diluted equity value of the transaction is approximately $4.9 billion, consisting of $2.45 billion of cash and the issuance of 64.0 million shares, including the rollover of certain Hewitt options into options to purchase Aon stock. The consideration reflects a multiple of approximately 7.5 times Hewitt’s fiscal year 2010 consensus estimates EBITDA.

Financing commitments from Credit Suisse and Morgan Stanley for 100% of the cash consideration are in place for a three-year $1.0 billion bank term loan and a $1.5 billion bridge loan facility. Aon expects to issue unsecured notes prior to drawing on the bridge loan facility.

The transaction is expected to close by mid-November, subject to customary closing conditions, regulatory approvals, as well as approval by both Aon and Hewitt stockholders.

Advisors

Credit Suisse acted as financial advisor to Aon, and Sidley Austin LLP is serving as legal counsel. Citigroup Global Markets Inc. served as exclusive financial advisor to Hewitt, and Debevoise & Plimpton LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as legal counsel.

Analyst and Investor Conference Call and Webcast Details

Aon and Hewitt will host a conference call today, Monday, July 12, 2010 at 7:30 a.m. central time. Interested parties can listen to the conference call by dialing (800) 369-3129 (within the U.S.), (312) 470-7363 (outside of the U.S.) using access code: Aon, or via a live audio webcast at www.aon.com and www.hewitt.com.

Presentation slides that provide an overview of the transaction will be available at both www.aon.com and www.hewitt.com prior to the start of the conference call.

A replay of the conference call will be available for 30 days following the live conference call, and can be accessed by dialing (866) 417-5769 (within the U.S.) or (203) 369-0737 (outside of the U.S.), using access code: 4913. The replay will also be available at www.aon.com and www.hewitt.com.

About Hewitt

Hewitt Associates (NYSE: HEW) provides leading organizations around the world with expert human resources consulting and outsourcing solutions to help them anticipate and solve their most complex benefits, talent, and related financial challenges. Hewitt works with companies to design, implement, communicate, and administer a wide range of human resources, retirement, investment management, health care, compensation, and talent management strategies. With a history of exceptional client service since 1940, Hewitt has offices in more than 30 countries and employs approximately 23,000 associates who are helping make the world a better place to work. For more information, please visit www.hewitt.com.

About Aon

Aon Corporation (NYSE: AON) is the leading global provider of risk management services, insurance and reinsurance brokerage, and human capital consulting. Through its more than 36,000 associates worldwide, Aon readily delivers distinctive client value via innovative and effective risk management and workforce productivity solutions. Aon’s industry-leading global resources and technical expertise are delivered locally through more than 500 offices in more than 120 countries. Named the world’s best broker by Euromoney magazine’s 2008 and 2009 Insurance Survey, Aon also ranked highest on Business Insurance’s listing of the world’s largest insurance brokers based on commercial retail, wholesale, reinsurance and personal lines brokerage revenues in 2008 and 2009. A.M. Best deemed Aon the number one insurance broker based on brokerage revenues in 2007, 2008, and 2009, and Aon was voted best insurance intermediary, best reinsurance intermediary and best employee benefits consulting firm in 2007, 2008 and 2009 by the readers of Business Insurance. For more information on Aon, log onto www.aon.com.

Safe Harbor Statement

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of stockholders of Hewitt to approve the proposed merger; the failure of the stockholders if Aon to approve the issuance of Aon common stock to Hewitt stockholders; the risk that the Aon and Hewitt businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; general economic conditions in different countries in which Aon and Hewitt do business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could influence revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; funding of Aon’s various pension plans; changes in the competitive environment; changes in commercial property and casualty markets and commercial premium rates that could impact revenues; the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies; and the ability to realize the anticipated benefits to Aon of the Benfield merger. Further information concerning Aon, Hewitt, and their business, including factors that potentially could materially affect Aon’s and Hewitt’s financial results, is contained in Aon’s and Hewitt’s filings with the Securities and Exchange Commission (the “SEC”). See Aon’s and Hewitt’s Annual

Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009 and September 30, 2009, respectively, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Aon nor Hewitt undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving Aon and Hewitt. In connection with the proposed transaction, Aon and Hewitt will be filing documents with the SEC, including the filing by Aon of a registration statement on Form S-4, and Aon and Hewitt intend to mail a joint proxy statement regarding the proposed merger to their respective stockholders that will also constitute a prospectus of Aon. Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed by either Aon or Hewitt with the SEC when they become available because they will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings” and from Aon by directing a request to Aon at Aon Corporation, 200 E. Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations, and by accessing Hewitt’s website at www.hewitt.com under the heading “Investor Relations” and then under the link “Reports & SEC Filings” and from Hewitt by directing a request to Hewitt at Hewitt Associates, Inc., 100 Half Day Road, Lincolnshire, Illinois 60069, Attention: Investor Relations.

Aon and Hewitt and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Aon’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2010. You can find information about Hewitt’s directors and executive officers in its definitive proxy statement filed with the SEC on December 16, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Aon and Hewitt using the contact information above.

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Investor Contact:	Media Contact:
Scott Malchow	David Prosperi
Aon Corporation	Aon Corporation
Vice President, Investor Relations	Vice President, Global Public Relations
312-381-3983	312-381-2485

Investor Contact:	Media Contact:
Sean McHugh	Maurissa Kanter
Hewitt Associates	Hewitt Associates
Vice President, Investor Relations	Director, Public Relations
847-442-4176	847-442-0952

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